EXHIBIT 99.1

For Immediate Release:	January 18, 2024
Results of West Texas Headwinds and FDIC Surprise 4th Quarter Assessment Only Things
Standing Between HOMB and Expected 2023 Goal of $400 Million Plus
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Net income	$86.2 million	$98.5 million	$105.3 million	$103.0 million	$115.7 million
Total revenue (net)	$245.6 million	$245.4 million	$257.2 million	$248.8 million	$272.3 million
Income before income taxes	$112.8 million	$129.3 million	$136.9 million	$132.9 million	$148.4 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$118.4 million	$130.6 million	$140.9 million	$134.1 million	$153.4 million
Pre-tax net income to total revenue (net)	45.92%	52.70%	53.23%	53.43%	54.50%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	48.22%	53.23%	54.78%	53.91%	56.34%
ROA	1.55%	1.78%	1.90%	1.84%	1.98%
NIM	4.17%	4.19%	4.28%	4.37%	4.21%
Purchase accounting accretion	$2.3 million	$2.4 million	$2.7 million	$3.2 million	$3.5 million
ROE	9.36%	10.65%	11.63%	11.70%	13.29%
ROTCE (non-GAAP)(1)	15.49%	17.62%	19.39%	19.75%	22.96%
Diluted earnings per share	$0.43	$0.49	$0.52	$0.51	$0.57
Diluted earnings per shares, excluding FDIC special assessment (non-GAAP)(1)	0.48	0.49	0.52	0.51	0.57
Non-performing assets to total assets	0.42%	0.42%	0.28%	0.33%	0.27%
Common equity tier 1 capital	14.2%	14.0%	13.6%	13.2%	12.9%
Leverage	12.4%	12.4%	11.9%	11.4%	10.9%
Tier 1 capital	14.2%	14.0%	13.6%	13.2%	12.9%
Total risk-based capital	17.8%	17.6%	17.3%	16.8%	16.5%
Allowance for credit losses to total loans	2.00%	2.00%	2.01%	2.00%	2.01%
Book value per share	$18.81	$18.06	$18.04	$17.87	$17.33
Tangible book value per share (non-GAAP)(1)	11.63	10.90	10.87	10.71	10.17
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“2023 was a tough year for the banking sector. For HOMB, the biggest obstacles came in the form of the loss of income as a result of the actions from some individuals in West Texas that may prove to be unethical and potentially criminal. In addition, the FDIC 4th quarter surprise assessment to financial institutions to recover losses from failed banks, resulted in $13 million ($0.05 per share) expense for Home BancShares. Both of these events were out of HOMB’s control, and the first event is a matter for the court, so we won’t speculate on the damage. The second one we know is $0.05 per share. Excluding these events, I’m proud to say that we would have beat our goal of $400 million plus and earned over $2.00 per share,” said John Allison, Chairman and CEO of HOMB.

Liquidity and Funding Sources

At December 31, 2023, the Company held $2.12 billion in net available internal liquidity. This balance consisted of $1.21 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $732.4 million in cash with the Federal Reserve Bank (FRB) and $177.2 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $3.47 billion in net available external liquidity as of December 31, 2023. This included $4.63 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $1.93 billion has been drawn upon in the ordinary course of business, resulting in $2.69 billion in net available liquidity with the FHLB as of December 31, 2023. The $1.93 billion consisted of $600.0 million in outstanding FHLB advances and $1.33 billion used for pledging purposes. The Company also had access to approximately $1.37 billion in liquidity with the FRB as of December 31, 2023, of which $700.0 million has been drawn upon in the ordinary course of business, resulting in $674.3 million in net available liquidity with the FRB as of December 31, 2023. The $674.3 million consisted of $89.8 million available from the Discount Window and $584.5 million available through the Bank Term Funding Program (BTFP). As of December 31, 2023, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB) and $45.0 million from other various external sources.
Overall, the Company had $5.59 billion in net available liquidity as of December 31, 2023, which consisted of $2.12 billion of net available internal liquidity and $3.47 billion in net available external liquidity. Details on the Company’s available liquidity as of December 31, 2023 is available below.

(In thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$1,214,352	$—	$1,214,352
Cash at FRB	732,412	—	732,412
Other liquid cash accounts	177,191	—	177,191
Total Internal Liquidity	2,123,955	—	2,123,955
External Sources
FHLB	4,625,496	1,932,490	2,693,006
FRB Discount Window	89,823	—	89,823
BTFP (par value)	1,284,507	700,000	584,507
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	6,099,826	2,632,490	3,467,336
Total Available Liquidity	$8,223,781	$2,632,490	$5,591,291

The Company has continued to limit its exposure to uninsured deposits and has been actively monitoring this in light of the current banking environment. As of December 31, 2023, the Company held approximately $8.34 billion in uninsured deposits of which $595.5 million were intercompany subsidiary deposit balances and $3.03 billion were collateralized deposits, for a net position of $4.72 billion. This represents approximately 28.1% of total deposits. In addition, net available liquidity exceeded uninsured and uncollateralized deposits by $867.6 million.

(in thousands)	As of December 31, 2023
Uninsured Deposits	$8,344,570
Intercompany Subsidiary and Affiliate Balances	595,539
Collateralized Deposits	3,025,358
Net Uninsured Position	$4,723,673

Total Available Liquidity	$5,591,291
Net Uninsured Position	4,723,673
Net Available Liquidity in Excess of Uninsured Deposits	$867,618
In the event the Company’s $4.72 billion net position of uninsured deposits had been called by depositors on the first day of the fourth quarter of 2023 and the Company utilized available BTFP funding, which remained outstanding during the entire quarter, the Company estimates that interest expense would have increased by approximately $57.6 million for the quarter ended December 31, 2023. The outflow of deposits could have been funded through available sources of liquidity without selling our investment securities. In this event, because of the high profitability levels of HOMB, the Company estimates that it would still have achieved return on average assets (ROA) of 1.05% for the quarter ended December 31, 2023.
Operating Highlights
Net income for the three-month period ended December 31, 2023 was $86.2 million, or $0.43 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $92.2 million(1), and $0.46 per share(1), respectively, for the three months ended December 31, 2023. The $13.0 million Federal Deposit Insurance Corporation (FDIC) assessment resulted in a $0.05 reduction to earnings per share. When adjusting solely for the FDIC assessment, net income (non-GAAP) would have been $96.0 million(1), or $0.48 diluted earnings per share(1).
Our net interest margin was 4.17% for the three-month period ended December 31, 2023, compared to 4.19% for the three-month period ended September 30, 2023. The yield on loans was 7.20% and 6.98% for the three months ended December 31, 2023 and September 30, 2023, respectively, as average loans increased from $14.19 billion to $14.34 billion. Additionally, the rate on interest bearing deposits increased to 2.80% as of December 31, 2023, from 2.55% as of September 30, 2023, while average interest-bearing deposits increased from $12.24 billion to $12.48 billion.
During the fourth quarter of 2023, there was $120,000 of event interest income compared to $521,000 of event interest expense for the third quarter of 2023.
Purchase accounting accretion on acquired loans was $2.3 million and $2.4 million and average purchase accounting loan discounts were $27.4 million and $29.9 million for the three-month periods ended December 31, 2023 and September 30, 2023, respectively.

Net interest income on a fully taxable equivalent basis was $203.9 million for the three-month period ended December 31, 2023, and $203.2 million for the three-month period ended September 30, 2023. This increase in net interest income for the three-month period ended December 31, 2023, was the result of an $11.8 million increase in interest income, partially offset by an $11.1 million increase in interest expense. The $11.8 million increase in interest income was primarily the result of a $10.5 million increase in loan interest income and a $2.0 million increase in income from interest-bearing balances due from banks, partially offset by a $658,000 decrease in investment income. The increase in interest income is a result of the current high interest rate environment. The $11.1 million increase in interest expense was due to a $9.3 million increase in interest expense on deposits, a $1.7 million increase in interest expense on FHLB and other borrowed funds and a $136,000 increase in interest expense on securities sold under agreement to repurchase. The increase in interest expense is also a result of the current high interest rate environment.
The Company reported $42.8 million of non-interest income for the fourth quarter of 2023. The most important components of fourth quarter non-interest income were $10.4 million from other service charges and fees, $10.1 million from service charges on deposit accounts, $5.3 million from other income, $5.0 million from the fair value adjustment for marketable securities, $4.3 million from trust fees, $3.0 million from dividends from FHLB, FRB, FNBB and other, $2.4 million in mortgage lending income and $1.2 million from the increase in cash value of life insurance.
Non-interest expense for the fourth quarter of 2023 was $127.2 million. The most important components of non-interest expense were $63.4 million from salaries and employee benefits, $39.7 million in other operating expense, $15.0 million in occupancy and equipment expenses and $9.1 million in data processing expenses. Included within other operating expenses was $13.0 million in FDIC special assessment expense which was levied in order to recover the losses to the Deposit Insurance Fund associated with protecting uninsured depositors following the closures of Silicon Valley Bank and Signature Bank. For the fourth quarter of 2023, our efficiency ratio was 50.64%, and our efficiency ratio, as adjusted (non-GAAP), was 46.43%(1).

Financial Condition
Total loans receivable were $14.42 billion at December 31, 2023, compared to $14.27 billion at September 30, 2023. Total deposits were $16.79 billion at December 31, 2023, compared to $16.52 billion at September 30, 2023. Total assets were $22.66 billion at December 31, 2023, compared to $21.95 billion at September 30, 2023.
During the fourth quarter of 2023, the Company experienced approximately $152.9 million in loan growth. Centennial CFG experienced $61.5 million of organic loan decline and had loans of $1.95 billion at December 31, 2023. Our remaining markets experienced $214.4 million in organic loan growth during the quarter.
Non-performing loans to total loans was 0.44% and 0.64% at December 31, 2023 and September 30, 2023, respectively. Non-performing assets to total assets was 0.42% at both December 31, 2023 and September 30, 2023. Net charge-offs were $3.0 million and $2.9 million for the three months ended December 31, 2023 and September 30, 2023, respectively.

Non-performing loans at December 31, 2023 were $15.4 million, $9.3 million, $33.5 million, $413,000, $2.8 million and $2.7 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $64.1 million. Non-performing assets at December 31, 2023 were $15.5 million, $17.3 million, $33.8 million, $413,000, $2.8 million and $25.6 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $95.4 million.
The Company’s allowance for credit losses on loans was $288.2 million at December 31, 2023, or 2.00% of total loans, compared to the allowance for credit losses on loans of $285.6 million, or 2.00% of total loans, at September 30, 2023. As of December 31, 2023 and September 30, 2023, the Company’s allowance for credit losses on loans was 449.66% and 314.29% of its total non-performing loans, respectively.
Stockholders’ equity was $3.79 billion at December 31, 2023, compared to $3.65 billion at September 30, 2023, an increase of approximately $136.2 million. The increase in stockholders’ equity is primarily associated with the $101.5 million improvement in accumulated other comprehensive loss and the $49.9 million increase in retained earnings, partially offset by the $17.8 million in stock repurchases. Book value per common share was $18.81 at December 31, 2023, compared to $18.06 at September 30, 2023. Tangible book value per common share (non-GAAP) was $11.63(1) at December 31, 2023, compared to $10.90(1) at September 30, 2023.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 63 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, January 18, 2024. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/569988317. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=d3aae28a&confId=59075. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 335279. A replay of the call will be available by calling 1-866-813-9403, Passcode: 758279, which will be available until January 25, 2024, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.

About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “on track” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations that may result from any future outbreaks of the COVID-19 pandemic or other public health crises, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 5, 2023, August 4, 2023 and November 6, 2023, respectively.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ASSETS
Cash and due from banks	$226,363	$229,474	$275,656	$250,841	$263,893
Interest-bearing deposits with other banks	773,850	258,605	335,535	437,213	460,897
Cash and cash equivalents	1,000,213	488,079	611,191	688,054	724,790
Federal funds sold	5,100	3,925	1,550	—	—
Investment securities - available-for-sale, net of allowance for credit losses	3,507,841	3,472,173	3,645,013	3,772,138	4,041,590
Investment securities - held-to-maturity, net of allowance for credit losses	1,281,982	1,283,475	1,285,150	1,286,373	1,287,705
Total investment securities	4,789,823	4,755,648	4,930,163	5,058,511	5,329,295
Loans receivable	14,424,728	14,271,833	14,180,972	14,386,634	14,409,480
Allowance for credit losses	(288,234)	(285,562)	(285,683)	(287,169)	(289,669)
Loans receivable, net	14,136,494	13,986,271	13,895,289	14,099,465	14,119,811
Bank premises and equipment, net	393,300	397,093	397,315	402,094	405,073
Foreclosed assets held for sale	30,486	691	725	425	546
Cash value of life insurance	214,516	213,351	213,090	214,792	213,693
Accrued interest receivable	118,966	110,946	101,066	102,740	103,199
Deferred tax asset, net	197,164	222,741	206,430	193,334	209,321
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	48,770	51,023	53,500	55,978	58,455
Other assets	323,573	322,617	317,857	304,609	321,152
Total assets	$22,656,658	$21,950,638	$22,126,429	$22,518,255	$22,883,588
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,085,501	$4,280,429	$4,598,593	$4,945,729	$5,164,997
Savings and interest-bearing transaction accounts	11,050,347	10,786,087	11,169,940	11,392,566	11,730,552
Time deposits	1,651,863	1,452,229	1,228,358	1,107,171	1,043,234
Total deposits	16,787,711	16,518,745	16,996,891	17,445,466	17,938,783
Securities sold under agreements to repurchase	142,085	160,120	160,349	138,742	131,146
FHLB and other borrowed funds	1,301,300	1,001,550	701,550	650,000	650,000
Accrued interest payable and other liabilities	194,653	175,367	173,426	212,887	196,877
Subordinated debentures	439,834	439,982	440,129	440,275	440,420
Total liabilities	18,865,583	18,295,764	18,472,345	18,887,370	19,357,226
Stockholders' equity
Common stock	2,015	2,023	2,026	2,032	2,034
Capital surplus	2,348,023	2,363,210	2,366,560	2,375,754	2,386,699
Retained earnings	1,690,112	1,640,171	1,578,176	1,509,400	1,443,087
Accumulated other comprehensive loss	(249,075)	(350,530)	(292,678)	(256,301)	(305,458)
Total stockholders' equity	3,791,075	3,654,874	3,654,084	3,630,885	3,526,362
Total liabilities and stockholders' equity	$22,656,658	$21,950,638	$22,126,429	$22,518,255	$22,883,588

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
(In thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Interest income:
Loans	$260,003	$249,464	$243,152	$236,997	$221,280	$989,616	$728,342
Investment securities
Taxable	34,016	34,520	34,751	35,288	33,639	138,575	91,933
Tax-exempt	7,855	7,868	7,932	7,963	7,855	31,618	28,356
Deposits - other banks	4,281	2,328	3,729	4,685	10,109	15,023	29,110
Federal funds sold	65	82	68	6	12	221	25
Total interest income	306,220	294,262	289,632	284,939	272,895	1,175,053	877,766
Interest expense:
Interest on deposits	87,971	78,698	70,147	59,162	47,019	295,978	85,989
Federal funds purchased	—	1	2	—	—	3	2
FHLB and other borrowed funds	9,878	8,161	6,596	6,190	5,388	30,825	11,076
Securities sold under agreements to repurchase	1,480	1,344	1,121	868	701	4,813	1,430
Subordinated debentures	4,121	4,121	4,123	4,124	4,121	16,489	20,593
Total interest expense	103,450	92,325	81,989	70,344	57,229	348,108	119,090
Net interest income	202,770	201,937	207,643	214,595	215,666	826,945	758,676
Provision for credit losses on loans	5,650	2,800	2,300	1,200	5,000	11,950	50,170
(Recovery of) provision for credit losses on unfunded commitments	—	(1,500)	—	—	—	(1,500)	11,410
Provision for credit losses on investment securities	—	—	1,683	—	—	1,683	2,005
Total credit loss expense	5,650	1,300	3,983	1,200	5,000	12,133	63,585
Net interest income after credit loss expense	197,120	200,637	203,660	213,395	210,666	814,812	695,091
Non-interest income:
Service charges on deposit accounts	10,072	10,062	9,231	9,842	10,134	39,207	37,114
Other service charges and fees	10,422	10,128	11,763	11,875	10,363	44,188	44,588
Trust fees	4,316	4,660	4,052	4,864	3,981	17,892	12,855
Mortgage lending income	2,385	3,132	2,650	2,571	3,566	10,738	17,657
Insurance commissions	480	562	518	526	453	2,086	2,192
Increase in cash value of life insurance	1,170	1,170	1,211	1,104	1,079	4,655	3,800
Dividends from FHLB, FRB, FNBB & other	3,010	2,916	2,922	2,794	2,814	11,642	9,198
Gain on SBA loans	42	97	—	139	30	278	183
Gain on branches, equipment and other assets, net	583	—	917	7	10	1,507	15
Gain on OREO, net	13	—	319	—	13	332	500
Fair value adjustment for marketable securities	5,024	4,507	783	(11,408)	1,032	(1,094)	(1,272)
Other income	5,331	6,179	15,143	11,850	23,185	38,503	48,281
Total non-interest income	42,848	43,413	49,509	34,164	56,660	169,934	175,111
Non-interest expense:
Salaries and employee benefits	63,430	64,512	64,534	64,490	64,249	256,966	238,885
Occupancy and equipment	14,965	15,463	14,923	14,952	14,884	60,303	53,417
Data processing expense	9,107	9,103	9,151	8,968	9,062	36,329	34,942
Merger and acquisition expenses	—	—	—	—	—	—	49,594
Other operating expenses	39,673	25,684	27,674	26,234	30,708	119,265	98,789
Total non-interest expense	127,175	114,762	116,282	114,644	118,903	472,863	475,627
Income before income taxes	112,793	129,288	136,887	132,915	148,423	511,883	394,575
Income tax expense	26,550	30,835	31,616	29,953	32,736	118,954	89,313
Net income	$86,243	$98,453	$105,271	$102,962	$115,687	$392,929	$305,262

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
PER SHARE DATA

Diluted earnings per common share	$0.43	$0.49	$0.52	$0.51	$0.57	$1.94	$1.57
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.46	0.47	0.51	0.54	0.53	1.97	1.93
Diluted earnings per common share, excluding FDIC special assessment (non-GAAP)(1)	0.48	0.49	0.52	0.51	0.57	1.99	1.57
Basic earnings per common share	0.43	0.49	0.52	0.51	0.57	1.94	1.57
Dividends per share - common	0.18	0.18	0.18	0.18	0.165	0.72	0.66
Book value per common share	18.81	18.06	18.04	17.87	17.33	18.81	17.33
Tangible book value per common share (non-GAAP)(1)	11.63	10.90	10.87	10.71	10.17	11.63	10.17

STOCK INFORMATION

Average common shares outstanding	201,756	202,526	202,793	203,456	203,924	202,627	194,694
Average diluted shares outstanding	201,891	202,650	202,923	203,625	204,179	202,773	195,019
End of period common shares outstanding	201,526	202,323	202,573	203,168	203,434	201,526	203,434

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.55%	1.78%	1.90%	1.84%	1.98%	1.77%	1.35%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.66	1.72	1.85	1.95	1.84	1.79	1.67
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.69	1.95	2.07	2.00	2.15	1.93	1.47
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.81	1.87	2.02	2.12	2.00	1.95	1.80
Return on average common equity (ROE)	9.36	10.65	11.63	11.70	13.29	10.82	9.17
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.00	10.25	11.33	12.38	12.35	10.97	11.29
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	15.49	17.62	19.39	19.75	22.96	18.03	15.30
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.56	16.95	18.90	20.90	21.33	18.28	18.84
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	15.80	17.95	19.74	20.11	23.33	18.36	15.63
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	16.87	17.29	19.24	21.26	21.70	18.62	19.17
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Efficiency ratio	50.64%	45.53%	44.00%	44.80%	42.44%	46.21%	49.53%
Efficiency ratio, as adjusted (non-GAAP)(1)	46.43	46.44	44.83	43.42	43.07	45.24	44.55
Net interest margin - FTE (NIM)	4.17	4.19	4.28	4.37	4.21	4.25	3.81
Fully taxable equivalent adjustment	$1,091	$1,293	$1,494	$1,628	$2,017	$5,506	$8,663
Total revenue (net)	245,618	245,350	257,152	248,759	272,326	996,879	933,787
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	118,443	130,588	140,870	134,115	153,423	524,016	458,160
PPNR, as adjusted (non-GAAP)(1)	126,402	125,743	137,308	142,062	142,567	531,515	493,143
Pre-tax net income to total revenue (net)	45.92%	52.70%	53.23%	53.43%	54.50%	51.35%	42.26%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	49.16	50.72	51.85	56.63	50.52	52.10	52.28
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	48.22	53.23	54.78	53.91	56.34	52.57	49.06
P5NR, as adjusted (non-GAAP)(1)	51.46	51.25	53.40	57.11	52.35	53.32	52.81
Total purchase accounting accretion	$2,324	$2,431	$2,660	$3,172	$3,497	$10,587	$16,341
Average purchase accounting loan discounts	27,397	29,915	32,546	35,482	38,552	31,334	38,055

OTHER OPERATING EXPENSES

Hurricane expense	$—	$—	$—	$—	$176	$—	$176
Advertising	2,226	2,295	2,098	2,231	2,567	8,850	7,974
Amortization of intangibles	2,253	2,477	2,478	2,477	2,478	9,685	8,853
Electronic banking expense	3,599	3,709	3,675	3,330	3,914	14,313	13,632
Directors' fees	399	417	538	460	358	1,814	1,491
Due from bank service charges	274	282	286	273	273	1,115	1,255
FDIC and state assessment	16,016	2,794	3,220	3,500	2,224	25,530	8,428
Insurance	873	878	927	889	1,003	3,567	3,705
Legal and accounting	1,192	1,514	1,436	1,088	5,962	5,230	9,401
Other professional fees	1,640	2,117	2,774	2,284	2,552	8,815	8,881
Operating supplies	777	860	763	738	690	3,138	3,120
Postage	503	491	586	501	602	2,081	2,078
Telephone	515	544	573	528	576	2,160	1,890
Other expense	9,406	7,306	8,320	7,935	7,333	32,967	27,905
Total other operating expenses	$39,673	$25,684	$27,674	$26,234	$30,708	$119,265	$98,789
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
BALANCE SHEET RATIOS
Total loans to total deposits	85.92%	86.40%	83.43%	82.47%	80.33%
Common equity to assets	16.73	16.65	16.51	16.12	15.41
Tangible common equity to tangible assets (non-GAAP)(1)	11.05	10.76	10.65	10.33	9.66
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,549,954	$5,614,259	$5,480,738	$5,524,125	$5,632,063
Construction/land development	2,293,047	2,154,030	2,201,514	2,160,514	2,135,266
Agricultural	325,156	336,160	340,067	342,814	346,811
Residential real estate loans
Residential 1-4 family	1,844,260	1,808,248	1,790,218	1,748,231	1,748,551
Multifamily residential	435,736	444,239	455,754	637,633	578,052
Total real estate	10,448,153	10,356,936	10,268,291	10,413,317	10,440,743
Consumer	1,153,690	1,153,461	1,156,273	1,173,325	1,149,896
Commercial and industrial	2,324,991	2,195,678	2,288,646	2,368,428	2,349,263
Agricultural	307,327	332,608	297,743	250,851	285,235
Other	190,567	233,150	170,019	180,713	184,343
Loans receivable	$14,424,728	$14,271,833	$14,180,972	$14,386,634	$14,409,480
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$285,562	$285,683	$287,169	$289,669	$289,203
Loans charged off	3,592	3,449	4,726	4,288	5,379
Recoveries of loans previously charged off	614	528	940	588	845
Net loans charged off	2,978	2,921	3,786	3,700	4,534
Provision for credit losses - loans	5,650	2,800	2,300	1,200	5,000
Balance, end of period	$288,234	$285,562	$285,683	$287,169	$289,669
Net charge-offs to average total loans	0.08%	0.08%	0.11%	0.10%	0.13%
Allowance for credit losses to total loans	2.00	2.00	2.01	2.00	2.01
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$59,971	$84,184	$49,627	$65,401	$51,011
Loans past due 90 days or more	4,130	6,674	10,869	8,567	9,845
Total non-performing loans	64,101	90,858	60,496	73,968	60,856
Other non-performing assets
Foreclosed assets held for sale, net	30,486	691	725	425	546
Other non-performing assets	785	64	64	74	74
Total other non-performing assets	31,271	755	789	499	620
Total non-performing assets	$95,372	$91,613	$61,285	$74,467	$61,476
Allowance for credit losses for loans to non-performing loans	449.66%	314.29%	472.23%	388.23%	475.99%
Non-performing loans to total loans	0.44	0.64	0.43	0.51	0.42
Non-performing assets to total assets	0.42	0.42	0.28	0.33	0.27
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2023			September 30, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$337,821	$4,281	5.03%	$197,336	$2,328	4.68%
Federal funds sold	4,716	65	5.47	4,859	82	6.70
Investment securities - taxable	3,444,715	34,016	3.92	3,598,513	34,520	3.81
Investment securities - non-taxable - FTE	1,263,567	8,880	2.79	1,272,680	9,034	2.82
Loans receivable - FTE	14,336,613	260,069	7.20	14,191,461	249,591	6.98
Total interest-earning assets	19,387,432	307,311	6.29	19,264,849	295,555	6.09
Non-earning assets	2,669,008			2,637,585
Total assets	$22,056,440			$21,902,434
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$10,912,668	$73,026	2.65%	$10,923,936	$68,067	2.47%
Time deposits	1,564,682	14,945	3.79	1,319,126	10,631	3.20
Total interest-bearing deposits	12,477,350	87,971	2.80	12,243,062	78,698	2.55
Federal funds purchased	—	—	—	54	1	7.35
Securities sold under agreement to repurchase	162,102	1,480	3.62	154,687	1,344	3.45
FHLB and other borrowed funds	905,689	9,878	4.33	773,345	8,161	4.19
Subordinated debentures	439,906	4,121	3.72	440,054	4,121	3.72
Total interest-bearing liabilities	13,985,047	103,450	2.93	13,611,202	92,325	2.69
Non-interest bearing liabilities
Non-interest bearing deposits	4,212,665			4,434,394
Other liabilities	202,008			189,499
Total liabilities	18,399,720			18,235,095
Shareholders' equity	3,656,720			3,667,339
Total liabilities and shareholders' equity	$22,056,440			$21,902,434
Net interest spread			3.36%			3.40%
Net interest income and margin - FTE		$203,861	4.17		$203,230	4.19

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$319,733	$15,023	4.70%	$2,444,541	$29,110	1.19%
Federal funds sold	3,864	221	5.72	1,519	25	1.65
Investment securities - taxable	3,655,632	138,575	3.79	3,582,664	91,933	2.57
Investment securities - non-taxable - FTE	1,276,566	36,727	2.88	1,178,561	36,363	3.09
Loans receivable - FTE	14,314,732	990,013	6.92	12,940,998	728,998	5.63
Total interest-earning assets	19,570,527	1,180,559	6.03	20,148,283	886,429	4.40
Non-earning assets	2,647,383			2,405,057
Total assets	$22,217,910			$22,553,340
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,162,244	$258,586	2.32%	$11,520,781	$81,061	0.70%
Time deposits	1,284,156	37,392	2.91	1,033,431	4,928	0.48
Total interest-bearing deposits	12,446,400	295,978	2.38	12,554,212	85,989	0.68
Federal funds purchased	44	3	6.82	220	2	0.91
Securities sold under agreement to repurchase	149,014	4,813	3.23	129,006	1,430	1.11
FHLB and other borrowed funds	753,152	30,825	4.09	473,839	11,076	2.34
Subordinated debentures	440,125	16,489	3.75	515,049	20,593	4.00
Total interest-bearing liabilities	13,788,735	348,108	2.52	13,672,326	119,090	0.87
Non-interest bearing liabilities
Non-interest bearing deposits	4,599,241			5,378,906
Other liabilities	198,634			171,390
Total liabilities	18,586,610			19,222,622
Shareholders' equity	3,631,300			3,330,718
Total liabilities and shareholders' equity	$22,217,910			$22,553,340
Net interest spread			3.51%			3.53%
Net interest income and margin - FTE		$832,451	4.25		$767,339	3.81

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$86,243	$98,453	$105,271	$102,962	$115,687	$392,929	$305,262
Pre-tax adjustments
FDIC special assessment	12,983	—	—	—	—	12,983	—
BOLI death benefits	—	(338)	(2,779)	—	—	(3,117)	—
Merger and acquisition expenses	—	—	—	—	—	—	49,594
Initial provision for credit losses - acquisition	—	—	—	—	—	—	58,585
Fair value adjustment for marketable securities	(5,024)	(4,507)	(783)	11,408	(1,032)	1,094	1,272
Special dividend from equity investment	—	—	—	—	—	—	(1,434)
TRUPS redemption fees	—	—	—	—	—	—	2,081
Special lawsuit settlement, net of expense	—	—	—	—	(10,000)	—	(10,000)
Recoveries on historic losses	—	—	—	(3,461)	—	(3,461)	(6,706)
Hurricane expense	—	—	—	—	176	—	176
Total pre-tax adjustments	7,959	(4,845)	(3,562)	7,947	(10,856)	7,499	93,568
Tax-effect of adjustments	1,989	(1,112)	(879)	1,961	(2,679)	1,959	22,890
Total adjustments after-tax (B)	5,970	(3,733)	(2,683)	5,986	(8,177)	5,540	70,678
Earnings, as adjusted (C)	$92,213	$94,720	$102,588	$108,948	$107,510	$398,469	$375,940

Average diluted shares outstanding (D)	201,891	202,650	202,923	203,625	204,179	202,773	195,019

GAAP diluted earnings per share: (A/D)	$0.43	$0.49	$0.52	$0.51	$0.57	$1.94	$1.57
Adjustments after-tax: (B/D)	0.03	(0.02)	(0.01)	0.03	(0.04)	0.03	0.36
Diluted earnings per common share, as adjusted: (C/D)	$0.46	$0.47	$0.51	$0.54	$0.53	$1.97	$1.93
EARNINGS, EXCLUDING FDIC SPECIAL ASSESSMENT
GAAP net income available to common shareholders	$86,243	$98,453	$105,271	$102,962	$115,687	$392,929	$305,262
FDIC special assessment	12,983	—	—	—	—	12,983	—
Tax-effect of FDIC special assessment	3,244	—	—	—	—	3,244	—
Adjustment after-tax	9,739	—	—	—	—	9,739	—
Earnings, excluding FDIC special assessment (A)	$95,982	$98,453	$105,271	$102,962	$115,687	$402,668	$305,262

Average diluted shares outstanding (B)	201,891	202,650	202,923	203,625	204,179	202,773	195,019

Diluted earnings per common share, as adjusted: (A/B)	$0.48	$0.49	$0.52	$0.51	$0.57	$1.99	$1.57
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.55%	1.78%	1.90%	1.84%	1.98%	1.77%	1.35%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.66	1.72	1.85	1.95	1.84	1.79	1.67
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.69	1.95	2.07	2.00	2.15	1.93	1.47
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.81	1.87	2.02	2.12	2.00	1.95	1.80

GAAP net income available to common shareholders (A)	$86,243	$98,453	$105,271	$102,962	$115,687	$392,929	$305,262
Amortization of intangibles (B)	2,253	2,477	2,478	2,477	2,478	9,685	8,853
Amortization of intangibles after-tax (C)	1,690	1,866	1,866	1,866	1,866	7,288	6,624
Adjustments after-tax (D)	5,970	(3,733)	(2,683)	5,986	(8,177)	5,540	70,678
Average assets (E)	22,056,440	21,902,434	22,227,404	22,695,855	23,187,005	22,217,910	22,553,340
Average goodwill & core deposit intangible (F)	1,448,061	1,450,478	1,452,951	1,455,423	1,454,639	1,451,705	1,335,216

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	9.36%	10.65%	11.63%	11.70%	13.29%	10.82%	9.17%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.00	10.25	11.33	12.38	12.35	10.97	11.29
Return on average tangible common equity: (A/(D-E))	15.49	17.62	19.39	19.75	22.96	18.03	15.30
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.56	16.95	18.90	20.90	21.33	18.28	18.84
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	15.80	17.95	19.74	20.11	23.33	18.36	15.63
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	16.87	17.29	19.24	21.26	21.70	18.62	19.17

GAAP net income available to common shareholders (A)	$86,243	$98,453	$105,271	$102,962	$115,687	$392,929	$305,262
Earnings excluding intangible amortization (B)	87,933	100,319	107,137	104,828	117,553	400,217	311,886
Adjustments after-tax (C)	5,970	(3,733)	(2,683)	5,986	(8,177)	5,540	70,678
Average common equity (D)	3,656,720	3,667,339	3,630,194	3,569,592	3,454,005	3,631,300	3,330,718
Average goodwill & core deposits intangible (E)	1,448,061	1,450,478	1,452,951	1,455,423	1,454,639	1,451,705	1,335,216
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	50.64%	45.53%	44.00%	44.80%	42.44%	46.21%	49.53%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	46.43	46.44	44.83	43.42	43.07	45.24	44.55
Pre-tax net income to total revenue (net) (A/(B+C))	45.92	52.70	53.23	53.43	54.50	51.35	42.26
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	49.16	50.72	51.85	56.63	50.52	52.10	52.28
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$118,443	$130,588	$140,870	$134,115	$153,423	$524,016	$458,160
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	126,402	125,743	137,308	142,062	142,567	531,515	493,143
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	48.22%	53.23%	54.78%	53.91%	56.34%	52.57%	49.06%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	51.46	51.25	53.40	57.11	52.35	53.32	52.81

Pre-tax net income (A)	$112,793	$129,288	$136,887	$132,915	$148,423	$511,883	$394,575
Net interest income (B)	202,770	201,937	207,643	214,595	215,666	826,945	758,676
Non-interest income (C)	42,848	43,413	49,509	34,164	56,660	169,934	175,111
Non-interest expense (D)	127,175	114,762	116,282	114,644	118,903	472,863	475,627
Fully taxable equivalent adjustment (E)	1,091	1,293	1,494	1,628	2,017	5,506	8,663
Total pre-tax adjustments (F)	7,959	(4,845)	(3,562)	7,947	(10,856)	7,499	93,568
Initial provision for credit losses - acquisition (G)	—	—	—	—	—	—	58,585
Amortization of intangibles (H)	2,253	2,477	2,478	2,477	2,478	9,685	8,853
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$5,024	$4,507	$783	$(11,408)	$1,032	$(1,094)	$(1,272)
Gain on OREO	13	—	319	—	13	332	500
Gain (loss) on branches, equipment and other assets, net	583	—	917	7	10	1,507	15
Special dividend from equity investment	—	—	—	—	—	—	1,434
Lawsuit settlement - special lawsuit	—	—	—	—	15,000	—	15,000
BOLI death benefits	—	338	2,779	—	—	3,117	—
Recoveries on historic losses	—	—	—	3,461	—	3,461	6,706
Total non-interest income adjustments (I)	$5,620	$4,845	$4,798	$(7,940)	$16,055	$7,323	$22,383
Non-interest expense:
FDIC special assessment	12,983	—	—	—	—	12,983	—
Merger and acquisition expenses	—	—	—	—	—	—	49,594
Hurricane expense	—	—	—	—	176	—	176
Legal expense - special lawsuit	—	—	—	—	5,000	—	5,000
TRUPS redemption fees	—	—	—	—	—	—	2,081
Total non-interest expense adjustments (J)	$12,983	$—	$—	$—	$5,176	$12,983	$56,851

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$18.81	$18.06	$18.04	$17.87	$17.33
Tangible book value per common share: ((A-C-D)/B)	11.63	10.90	10.87	10.71	10.17

Total stockholders' equity (A)	$3,791,075	$3,654,874	$3,654,084	$3,630,885	$3,526,362
End of period common shares outstanding (B)	201,526	202,323	202,573	203,168	203,434
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	48,770	51,023	53,500	55,978	58,455
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	16.73%	16.65%	16.51%	16.12%	15.41%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	11.05	10.76	10.65	10.33	9.66

Total assets (A)	$22,656,658	$21,950,638	$22,126,429	$22,518,255	$22,883,588
Total stockholders' equity (B)	3,791,075	3,654,874	3,654,084	3,630,885	3,526,362
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	48,770	51,023	53,500	55,978	58,455